EXHIBIT 23.2(i)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of AllyMe Group, Inc.

We consent to the incorporation by reference in the Form S-1 of AllyMe Group, Inc. as to our report dated April 17, 2018 with respect to the Balance Sheet of AllyMe Group, Inc. as December 31, 2017 and the related Statements of Operations, Statement of Changes in Shareholders’ Deficit and Statement of Cash Flows for the period then ended. Our report dated April 17, 2018, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Haynie & Company
Salt Lake City, Utah
February 20, 2019

EXHIBIT 23.2(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of AllyMe Group, Inc. (formerly known as WeWin Group Corp. and Makh Group Corp.) of our report dated April 12, 2017 relating to our audit of the December 31, 2016 financial statements of AllyMe Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Pritchett, Siler & Hardy, P.C.
Salt Lake City, Utah
February 20, 2019